UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): February 17, 2000
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                                 PROBEX CORP.
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         (Exact name of registrant as specified in its charter)



     Colorado                        1-15567                    33-0294243
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  (State or other               (Commission File              (IRS Employer
  jurisdiction of                    Number)                Identification No.)
   incorporation)

1467 LeMay, Suite 111, Carrollton, Texas                    75007
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:           (972) 466-1555
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                              (Not Applicable)
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        (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

     At a meeting held on February 14, 2000, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending 2000 to replace the firm of M.C. Hunter & Associates ("M.C. Hunter") as its independent auditors, who were dismissed as auditors of the Company effective February 14, 2000.

     The reports of M.C. Hunter on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 1999 and September 30, 1998, and in the subsequent interim period, there were no disagreements with M.C. Hunter on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of M.C. Hunter would have caused M.C. Hunter to make reference to the matter in their report.

     The Company has provided M.C. Hunter with a copy of this Form 8-K and has requested M.C. Hunter to furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which M.C. Hunter does not agree with such statements. M.C. Hunter's response letter, dated February 15, 2000 is filed as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

99.1     M. C. Hunter & Associates Response Letter dated February 15, 2000

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

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PROBEX CORP.


Date: February 17, 2000                                 By: /s/ Bruce A. Hall
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                                                         Bruce A. Hall
                                                         Chief Financial Officer
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